Exhibit 99.1

Behringer Harvard REIT I, Inc. Quarterly Update – Second Quarter 2012 Three Eldridge Place, Houston, TX

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results. 2

Forward-Looking Statements Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: our ability to reach agreement on the potential amendments and related arrangements with Behringer Advisors and HPT Management; market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; our ability to renew expiring leases and lease vacant spaces at favorable rates or at all; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; the availability of cash flow from operating activities to fund distributions and capital expenditures; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise to fund our future capital needs; our ability to strategically dispose of assets on favorable terms; our level of debt and the terms and limitations imposed on us by our debt agreements; the ability of Behringer Advisors, HPT Management and their affiliates to retain key personnel that perform services for us; conflicts of interest arising out of our relationships with Behringer Advisors, HPT Management and their affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and, factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. 3

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com 4

The Economy: July 2012 Sources: Bureau of Economic Analysis, Bureau of Labor Statistics, Thomson Reuters/University of Michigan Surveys of Consumers Second Quarter 2012 U.S. economy added 952,000 private sector jobs in the first half of 2012, but gains slowed significantly in the Q2 compared to Q1 The U.S. economy slowed in the second quarter amid a slowdown in consumer spending, government cuts, and employment gains European debt crisis and fear of contagion remains at the forefront Spain, the euro area’s fourth-largest economy, has seen the ten-year government bond yields reach 7.75%; unemployment climbs to an all-time high in second quarter to 24.6% U.S. Q2 2012, GDP +1.5% (advance estimate) U.S. Unemployment Rate: 8.2% (June 2012) The Consumer Thomson Reuters/University of Michigan consumer sentiment index: 72.3 (July 2012) News reports about recent economic developments - including a slowdown in job growth - reaching consumers has become increasingly negative. 5

Consumer Sentiment Summer Reversal Source: Bloomberg, Thomson-Reuters/University of Michigan Surveys of Consumers Consumer Sentiment (Index) 6

Post-Recession Employment Slowly Recovering 7

Leading Indicators Improving at Moderate Pace Source: Conference Board, National Bureau of Economic Research, Bloomberg Index (2004=100) Recessions The Conference Board Leading Economic Index® The Conference Board Coincident Economic Index® ® Registered Trademark of The Conference Board Inc. 8

Funds from Operations (FFO*) and Modified Funds from Operations (MFFO*) FFO available to common shareholders for the second quarter 2012 was $20.1 million, or $0.07 per diluted share MFFO available to common shareholders for the second quarter 2012 was $13.3 million, or $0.04 per diluted share Excludes $3.9 million straight-line rent adjustment (including free rent) Excludes $2.9 million amortization of above / below market rent intangibles, net 9 *Reconciliations of net loss to FFO and MFFO are contained in the Current Report on Form 8-K that was filed on August 9, 2012

Same store occupancy was 85% at the end of each period Includes 48 properties comprising 17.9 million square feet Same store cash NOI* for second quarter 2012 was $49.0 million Decreased $2.0 million, or 3.9%, as compared to second quarter 2011 Same store property revenue in second quarter 2012 totaled $100.2 million Decreased $2.3 million, or 2.3%, as compared to second quarter 2011 primarily due to a reduction in operating expense reimbursements from tenants Same store property expenses in second quarter 2012 were $51.2 million Decreased $0.3 million, or 0.6%, as compared to second quarter 2011 Same Store Results – 2nd Quarter 2012 vs. 2nd Quarter 2011 10 *Reconciliations of net loss to same store cash NOI are contained in the Current Report on Form 8-K that was filed on August 9, 2012

Same store occupancy was 85% at the end of each period Includes 48 properties comprising 17.9 million square feet Same store cash NOI* for six months ended June 30, 2012 was $95.1 million Decreased $7.7 million, or 7.5%, as compared to six months ended June 30, 2011 Same store property revenue in six months ended June 30, 2012 totaled $198.4 million Decreased $4.9 million, or 2.4%, as compared to six months ended June 30, 2011 primarily due to: Increased amount free rent related to recent leasing activity Reduction in operating expense reimbursements from tenants Same store property expenses in six months ended June 30, 2012 were $103.3 million Increased $2.8 million, or 2.8%, as compared to six months ended June 30, 2011 primarily due to: Increase in bad debt expense due to prior year recovery of bad debt Increase in real estate taxes due to prior year property tax refunds Partially offset by a decrease in utilities expense due to mild winter weather Same Store Results – Six Months Ended June 30, 2012 vs. Six Months Ended June 30, 2011 11 *Reconciliations of net loss to same store cash NOI are contained in the Current Report on Form 8-K that was filed on August 9, 2012

Same store occupancy was 85% at the end of each period Includes 49 properties comprising 18.2 million square feet Same store cash NOI* for second quarter 2012 was $50.6 million Increased $5.1 million, or 11.3%, as compared to first quarter 2012 Same store property revenue in second quarter 2012 totaled $102.6 million Increased $4.2 million, or 4.3%, as compared to first quarter 2012 primarily due to: Increase in cash rent collected as newer leases have transitioned from the free rent phase into the cash rent phase Same store property expenses in second quarter 2012 were $52.0 million Decreased $0.9 million, or 1.7%, as compared to first quarter 2012 primarily due to: Reduction in bad debt expense due to the first quarter bankruptcy of former tenant MF Global Reduction in real estate taxes related to refunds received Partially offset by increases in other property operating expenses Same Store Results – 2nd Quarter 2012 vs. 1st Quarter 2012 12 *Reconciliations of net loss to same store cash NOI are contained in the Current Report on Form 8-K that was filed on August 8, 2012

Second Quarter 2012 Summary Continued our efforts to cull the portfolio, strengthen the balance sheet and increase occupancy Completed the sale of two properties totaling 186,000 square feet Increased MFFO from $7.5 million in the first quarter to $13.3 million in the second quarter Increased same store cash net operating income by $5.1 million, or 11.3%, from the first quarter Leased 676,000 square feet resulting in 151,000 square feet of positive net absorption, bringing total positive net absorption to 335,000 square feet year-to-date Increased occupancy from 85% at March 31 to 86% at June 30 with our core portfolio reaching 90% Completed new and expansion leasing of 433,000 square feet, representing 64% of total leasing, up from 48% in first quarter and an average of 32% in 2011 13

Portfolio Characteristics As of June 30, 2012 53 properties 19.7 million square feet* 86% occupancy* 27 markets *Represents our pro rata ownership share Energy Centre, New Orleans, LA 14

Portfolio Characteristics – Core and Non-Core Properties As of June 30, 2012: Core Properties 25 operating properties 13.6 million square feet* 90% occupancy* 11 markets Non-Core Properties 28 operating properties 6.1 million square feet* 77% occupancy* 16 markets *Represents our pro rata ownership share 15

8 Largest Markets – by Percent of Net Operating Income Properties owned as of June 30, 2012 16

Business Strategy – Position the Portfolio for Strategic Flexibility Cull the Portfolio We continue our focus on culling the portfolio and reducing our geographic footprint enabling us to: further deleverage the portfolio; and position the fund for liquidity opportunities for stockholders Completed the sale of our El Camino property located in Los Altos, California and our Southwest Center property located in Portland, Oregon Troubled, non-core assets – 2.4 million square feet anticipated to be exited over the next 12 to 18 months 17 2012 Behringer Harvard

Business Strategy – Position the Portfolio for Strategic Flexibility Strengthen the Balance Sheet We continue our efforts to strengthen the balance sheet Paid down our debt by $57.3 million with sale proceeds reducing our pro rata share of outstanding debt from $2.4 billion at March 31 to $2.3 billion at June 30 Leverage based on our December 2011 estimated real estate value stood at approximately 64.7% at the conclusion of the second quarter Exiting the remaining 2.4 million square feet of troubled assets will enable us to reduce our leverage by approximately 2.4% Using the net proceeds from the sale of the 800,000 square feet of non-strategic assets projected to close during the third quarter will allow us to further our efforts toward deleveraging the balance sheet 18 2012 Behringer Harvard

Business Strategy – Position the Portfolio for Strategic Flexibility Increase Occupancy Our occupancy increased from 85% at March 31 to 86% at June 30 with our core portfolio reaching 90% Third quarter lease expirations include two tenants totaling 396,000 square feet that will vacate the majority of their space creating downward pressure on occupancy Since the beginning of 2011, we have leased approximately 5.5 million square feet representing approximately 26% of the total portfolio square feet owned during the period Our average annual lease expirations through 2016 are fairly modest averaging 8.5% with highest year during this period totaling just 9.5% 19 2012 Behringer Harvard

Leasing Cost Analysis – Q2 2012 Total of $21.1 million in leasing costs Renewals 243,000 square feet $4.1 million, or $3.86 per square foot per year of lease term, in tenant improvement and commission costs 4.4 years average term Expansions 166,000 square feet $8.2 million, or $5.04 per square foot per year of lease term, in tenant improvement and commission costs 9.8 years average term New leases 267,000 square feet $8.9 million, or $4.88 per square foot per year of lease term, in tenant improvement and commission costs 6.8 years average term Note: These figures include our pro rata share of leasing activity at all properties. 20

Significant Leases Significant new leases commencing in 2012 Bank of America Plaza (Charlotte, NC) – New lease totaling 139,000 square feet with a global provider of reinsurance through mid-2028 5 & 15 Wayside (Burlington, MA) – New lease totaling 63,000 square feet with an industry leader that delivers enterprise and mobile infrastructure, development and integration software solutions 5 & 15 Wayside (Burlington, MA) – New lease totaling 33,000 square feet with a company that delivers intuitive technologies providing the tools to inform, to connect, and to empower people to be more productive and creative One Eldridge Place (Houston, TX) – New lease totaling 89,000 square feet with a multinational leader in the oil and gas industry 21

Behringer Harvard REIT I, Inc.



250 West Pratt
Baltimore, MD
Colorado Building
Washington, DC
1650 Arch Street
Philadelphia, PA
500 East Pratt Street
Baltimore, MD
5 & 15 Wayside
Burlington, MA
1325 G Street,
Washington, DC
One BriarLake Plaza
Houston, TX
Energy Centre
New Orleans, LA
The Wanamaker Building
Philadelphia, PA
One Financial Place
Chicago, IL
222 S. Riverside
Chicago, IL
Three Eldridge Place
Houston, TX
One & Two Eldridge Place
Houston, TX
United Plaza
Philadelphia, PA
Three Parkway
Philadelphia, PA

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com 23

Playback Information Representatives may log on to the protected portion of the Behringer Harvard website using their DST Vision ID for a playback of today’s call Shareholders should call toll free (855) 859-2056 and use passcode 25908668 Presentation available on our website at www.behringerharvard.com under the heading ‘SEC Filings’ for the Form 8-K filing made today 24